                                                                    EXHIBIT 4.11



THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR APPLICABLE STATE SECURITIES LAWS. THE WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER THOSE LAWS OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


Right to Purchase 10,250,000 Shares
of Common Stock of Vsource, Inc.



                                 VSOURCE, INC.
                         Common Stock Purchase Warrant

     VSOURCE, INC., a Delaware corporation (the "Company"), hereby certifies that, for value received, BAPEF Investments XII Ltd. (the "Holder"), whose address is c/o International Private Equity Services Ltd., P.O. Box 431, 13-15 Victoria Road, Guerney UK GY13ZD, is entitled, subject to the terms set forth below, to purchase from the Company at any time or from time to time on or before 5:00 p.m., Pacific Standard time, on July 12, 2006 (the "Expiration Date") Ten Million Two Hundred Fifty Thousand (10,250,000) fully paid and nonassessable shares of common stock of the Company (the "Common Stock") at a purchase price per share equal to the Purchase Price, as defined herein. The number of such shares of Common Stock and the Purchase Price are subject to adjustment as provided in this Warrant. The initial purchase price for shares subject to this Warrant will be 10/100 Dollars ($0.10) per share (the "Initial Purchase Price"), and will be adjusted from time to time as provided herein. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the "Purchase Price" herein.


     1. EXERCISE OF WARRANT.

          (a) At any time while the Conversion Conditions have been satisfied, this Warrant may be exercised by the Holder hereof in full or in part at any time or from time to time until the Expiration Date by surrender of this Warrant and the subscription form annexed hereto (duly executed by the Holder), to the Company, and by making payment in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (i) the number of shares of Common Stock designated by the Holder in the subscription form by (ii) the Purchase Price then in effect. On any partial exercise the Company will forthwith issue and deliver to or upon the order of the Holder hereof a new

     Warrant of like tenor, in the name of the Holder hereof, providing in the aggregate on the face or faces thereof for the purchase of the number of shares of Common Stock for which such Warrant may still be exercised.

          (b) At any time while the Conversion Conditions have been satisfied, in lieu of exercising this Warrant as provided above, the Holder may elect to receive, without the payment by the Holder of any additional consideration, shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the subscription form attached hereto indicating such election, in which event the Company shall issue to the holder hereof a number of Warrant Shares computed using the following formula:

                                           Y(A-B)
                                           ------
                                       X =   A

     Where: X = The number of shares of Common Stock to be issued to the Holder pursuant to this net exercise;

              Y = The number of shares of Common Stock designated by the Holder in the subscription form;

              A = The then fair market value of one share of Common Stock as of the date the election is made;

              B = The Exercise Price (as adjusted to the date of the election).

     For purposes of this Section 1(b), the fair market value of one share of Common Stock as of a particular date shall be determined as follows: (i) if traded on a securities exchange or through the Nasdaq National Market or SmallCap System, the value shall be deemed to be the average of the closing prices of the securities on such exchange over the thirty (30) day period ending three (3) days prior to the net exercise election; (ii) if traded over-the-counter, the value shall be deemed to be the average of the closing prices over the thirty (30) day period ending three (3) days prior to the net exercise; and (iii) if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Board of Directors of the Company.

          (c) For purposes of this Section 1, "Conversion Conditions" means either:

               (1) The Company has (A) adopted, had approved by its shareholders and has filed with the Secretary of State of Delaware (and there shall remain in effect) an amendment to the Company's Certificate of Incorporation to increase the authorized shares of the Company's Common Stock to at least 200 million shares and (B) obtained the approval of its shareholders of the issuance of shares of Common Stock upon the exercise of this Warrant pursuant to Sections 1(a) or 1(b) hereof, or

               (2) The Company has determined not to seek one or both of the approvals referred to in clause (1) above, and the Company has received an opinion of counsel, which has not been withdrawn, to the effect that (A) such approval that is not being sought is not required for the Company to issue shares of Common Stock upon the exercise of this Warrant pursuant to Sections 1(a) or 1(b) hereof, (B) such shares of Common Stock, upon issuance, will be fully paid, validly issued and nonassessable, and (C) such issuance would not violate the rules or regulations of any securities exchange or market on which any of the Company's securities is then listed, if any

The Company will give the Holder prompt written notice of (a) the satisfaction of the Conversion Conditions, and (b) if at any time after satisfaction of the Conversion Conditions pursuant to clause (2) above, the Conversion Conditions cease to be satisfied.

          (d) In the event that the Conversion Conditions are not satisfied prior to February 15, 2002, or the Conversion Conditions fail to be satisfied at any time on or after February 15, 2002, then the Holder shall have the right, at any time after June 30, 2002, to require the Company to redeem all or any portion of this Warrant for a redemption price equal to the number of shares of Common Stock into which this Warrant is otherwise exercisable multiplied by the greater of (i) $0.30 (adjusted to reflect stock splits, stock dividends and similar transactions) or (ii) the fair market value of one share of Common Stock (as determined pursuant to Section 1(b) hereof)(the "Redemption Amount"); provided, that in no event shall the Redemption Amount exceed $0.35 per share (adjusted to reflect stock splits, stock dividends and similar transactions). In order to complete a redemption pursuant to this Section 1(d), the Holder shall submit to the Company an executed notice setting forth the number of shares subject to this Warrant to be redeemed (a "Redemption Notice") along with this Warrant. The Company shall pay the Holder the Redemption Amount, in cash, with respect to each share subject to this Warrant being redeemed pursuant to the Redemption Notice within ten (10) business days of the Company's receipt of a Redemption Notice.


     2. DELIVERY OF STOCK CERTIFICATES, ETC., ON EXERCISE. As soon as practicable after the exercise of this Warrant, the Company will cause to be issued in the name of and delivered to the Holder hereof a certificate for the number of fully paid and nonassessable shares of Common Stock (or Other Securities) to which the Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which the Holder would otherwise be entitled, cash equal to such fraction multiplied by the then current fair market value as determined pursuant to Section 1(b) above of one full share, together with any other stock or other securities or property (including cash, where applicable) to which the Holder is entitled upon such exercise. "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder at any time shall be entitled to receive, or shall have received, on the exercise of this Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common stock or Other Securities pursuant to Sections 3 or 4.


     3. ADJUSTMENTS.

          (a) Initial Purchase Price: Subsequent Adjustment of Price and Number of Purchaseable Shares. The Initial Purchase Price will be adjusted from time to time as provided below. The Initial Purchase Price or, if such price has been adjusted, the price per share of Common Stock as last adjusted pursuant to the terms hereof is referred to as the "Purchase Price" herein. Upon each adjustment of the Purchase Price, the Holder will thereafter be entitled to purchase, at the Purchase Price resulting from such adjustment, the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately before such adjustment by the number of shares of Common Stock purchasable pursuant to this Warrant immediately before such adjustment and dividing the product by the Purchase Price resulting from such adjustment.

          (b) Adjustment for Stock Splits and Combinations. If the Company at any time or from time to time after the date of this Warrant effects a subdivision of the outstanding Common Stock, by stock split or otherwise, the Purchase Price then in effect immediately before that subdivision shall be proportionately decreased; and, conversely, if the Company at any time or from time to time after the date of this Warrant combines the outstanding shares of Common Stock, by reverse stock split or otherwise, the Purchase Price then in effect immediately before that combination shall be proportionately increased. Any adjustment under this Section 3(b) shall become effective at the close of business on the date the subdivision or combination becomes effective.

          (c) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the date of this Warrant either makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Purchase Price then in effect shall be decreased as of the time of such issuance or, in the event such a record date is fixed, as of the close of business on such record date, by multiplying the Purchase Price then in effect by a fraction (1) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance on the close of business on such record date, and (2) the denominator of which shall be (i) the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus (ii) the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Purchase Price shall be recomputed accordingly as of the close of business on such record date or date fixed therefor and thereafter the Purchase Price shall be adjusted pursuant to this Section 3(c) as of the time of actual payment of such dividend or distribution. For purposes of the foregoing formula, "the total number of shares of Common Stock issued and outstanding" on a particular date shall include shares of Common Stock issuable upon conversion of stock or securities convertible into Common Stock and the exercise of warrants, options or rights for the purchase of Common Stock which are outstanding on such date.

          (d) Adjustments for Other Dividends and Distributions. In the event the Company at any time or from time to time after the date of this Warrant makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then and in each such event, provision shall be made so that the Holder shall receive upon exercise hereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which it would have received had this Warrant been converted into Common Stock as of the date of such event and had it thereafter, during the period from the date of such event to and including the date of exercise, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this Section 3 with respect to the rights of the Holder.

          (e) Adjustment for Recapitalization, Reclassification, or Exchange. If the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock of the Company, whether by recapitalization, reclassification or other exchange (other than a subdivision or combination of shares, or a stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 3), then and in any such event the Holder shall have the right thereafter to exercise this Warrant to purchase the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other exchange by holders of the number of shares of Common Stock which might have been purchased under this Warrant immediately prior to such recapitalization, reclassification or other exchange, all subject to further adjustment as provided herein.

          (f) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time there is a capital reorganization of the Common Stock (other than a subdivision or combination of shares or a stock dividend or a recapitalization, reclassification or other exchange of shares, provided for elsewhere in this Section 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that the Holder shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such capital reorganization, merger, consolidation or sale, to which a holder of the number of shares of Common Stock deliverable upon such conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the capital reorganization, merger, consolidation or sale to the end that the provisions of this Section 3 (including the number of shares deliverable upon exercise of this Warrant) shall continue to be applicable after that event and shall be as nearly equivalent to the provisions hereof as may be practicable.

          (g) Sale of Shares Below Conversion Price.

               (1) If at any time or from time to time after the date hereof the Company issues or sells, or is deemed by the express provisions of this Section 3(g) to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 2 and other than upon a subdivision or combination of shares of Common Stock as provided in Section 2, for an Effective Price (as hereinafter defined) less than the then existing Conversion Price, then and in each such case the then existing Conversion Price shall be reduced to such Effective Price.

               (2) For the purpose of making any adjustment required under this
          Section 3(g), the consideration received by the Company for any issue or sale of securities shall (A) to the extent it consists of cash be computed at the amount of cash received by the Company, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Company for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (3) For the purpose of the adjustment required under this
          Section 3(g), if the Company issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being hereinafter referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price then in effect, then in each case the Company shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Company for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Company upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof. No further adjustment of the Conversion Price, adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock on the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, the Conversion Price adjusted upon the issuance of such rights, options or Convertible Securities shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise, plus the consideration, if any, actually received by the Company for the granting for all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Company (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities.

               (4) "Additional Shares of Common Stock" shall mean all shares of Common Stock issued (or deemed issued hereunder) by the Company after the date hereof, whether or not subsequently reacquired or retired by the Company, other than: (A) shares of Common Stock issued upon conversion or exchange of the Series 3-A Preferred Stock or any other options or warrants or convertible securities outstanding or issuable on the date hereof; (B) shares of Common Stock issued upon conversion or exchange of the Series 2-A Preferred Stock pursuant to Section 7 of the Certificate of Designation creating the Series 2-A Preferred Stock; (C) shares of Common Stock issued upon conversion or exchange of the Series 1-A Preferred Stock pursuant to Article 4, Section C.5 of the Certificate of Incorporation; (D) shares of Common Stock issuable or issued to the directors, officers and employees of or consultants to the Company pursuant to a plan approved by the Board of Directors of the Company and (E) shares of Common Stock issuable or issued pursuant to equipment financing or leasing arrangements, and
          (F) shares of Common Stock issuable pursuant to the warrants, if any, which may be issued in connection with the Exchangeable Note and Warrant Purchase Agreement dated as of July 12, 2001, by and among the Company, NetCel360.com Ltd., NetCel360 Sdn Bhd, and the Purchasers named therein. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold by the Company under this Section 3(g), into the aggregate consideration received, or deemed to have been received by the Company for such issue under this Section 3(g), for such Additional Shares of Common Stock.

          (h) Certificate of Adjustment. Upon the occurrence of each adjustment or readjustment of the Purchase Price and/or the number of shares of Common Stock subject to this Warrant, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof, and shall prepare and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based.


     4. EXERCISE UPON REORGANIZATION, CONSOLIDATION, MERGER, ETC. In case at any time or from time to time, the Company intends to (a) effect a reorganization,
(b) consolidate with or merge into any other person, (c) sell or transfer all or substantially all of its properties or assets to any other person, (d) dissolve, (e) consummate an initial public offering of its securities; or if the Company is sold through the sale of its capital stock, then, notwithstanding any other provision of this Warrant, in each such case, as a condition of such reorganization, consolidation, merger, sale dissolution, conveyance, or offering the Company shall give at least fifteen (15) business days notice to the Holder of such pending transaction whereby the Holder shall have the right to exercise this Warrant prior to any such reorganization, consolidation, merger, sale, dissolution, conveyance or offering. Any exercise of this Warrant pursuant to notice under this Section shall be conditioned upon the closing of such reorganization, consolidation, merger, sale, dissolution, conveyance or offering which is the subject of the notice and the exercise of this Warrant shall not be deemed to have occurred until immediately prior to the closing of such transaction.


     5. FURTHER ASSURANCES. The Company will take all action that may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of stock, free from all taxes, liens and charges with respect to the issue thereof, on the exercise of all or any portion of this Warrant from time to time outstanding.


     6. NOTICES OF RECORD DATE, ETC. In the event of:

          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend on, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

          (b) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company or any transfer of all or substantially all of the assets of the Company to or the sale, consolidation or merger of the Company with, to or into any other person, or

          (c) Any voluntary or involuntary dissolution, liquidation or winding-up of the

     Company;

then and in each such event the Company will mail or cause to be mailed to the Holder, at least fifteen (15) business days prior to such record date, a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or Other Securities) shall be entitled to exchange their shares of Common Stock (or Other Securities) for securities or other property deliverable on such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up, and (iii) the amount and character of any stock or other securities, or rights or options with respect thereto, proposed to be issued or granted, the date of such proposed issue or grant and the persons or class of persons to whom such proposed issue or grant is to be offered or made. Such notice shall also state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act or a favorable vote of stockholders if either is required. Such notice shall be mailed at least fifteen (15) business days prior to the date specified in such notice on which any such action is to be taken or the record date, whichever is earlier. The Holder shall use its best efforts to decide whether to exercise this Warrant within ten (10) days of its receipt of such notice.


     7. RESERVATION OF STOCK, ETC., ISSUABLE ON EXERCISE OF WARRANTS. The Company will at all times reserve and keep available out of its authorized but unissued shares of capital stock, solely for issuance and delivery on the exercise of this Warrant, a sufficient number of shares of Common Stock (or Other Securities) to effect the full exercise of this Warrant and the exercise, conversion or exchange of any other warrant or security of the Company exercisable for, convertible into, exchangeable for or otherwise entitling the Holder to acquire shares of Common Stock (or Other Securities), and if at any time the number of authorized but unissued shares of Common Stock (or Other Securities) shall not be sufficient to effect such exercise, conversion or exchange, the Company shall take such action as may be necessary to increase its authorized but unissued shares of Common Stock (or Other Securities) to such number as shall be sufficient for such purposes.


     8. TRANSFER OF WARRANT. This Warrant cannot be transferred without the prior written consent of the Company, which consent shall not be unreasonably withheld; provided. However, the Holder may transfer this Warrant to any of its affiliates without such consent so long as such transfer complies with all applicable securities laws.


     9. NO RIGHTS AS A STOCKHOLDER. This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a stockholder of the Company.


     10. NOTICES, ETC. All notices which are required to be given pursuant to this Warrant shall be in writing and shall be delivered by certified mail, return receipt requested, first class postage prepaid, or sent by overnight express or similarly recognized overnight delivery with receipt acknowledged or by facsimile, with a copy thereof sent by one of the other means. Notices shall be deemed to have been given at the time delivered and shall be addressed as follows or to such other address as a party may designate by proper notice hereunder.

If to Holder:                               To the address set forth on the
                                            first page hereof.

If to the Company:                          Vsource, Inc.
                                            5740 Ralston Street, Suite 110
                                            Ventura, California 93003
                                            Attn.: CFO


     11. SECURITIES LAWS. By acceptance of this Warrant, the Holder represents to the Company that the Holder is "accredited investor" within the meaning of Rule 501 of Regulation D adopted under the Securities Act, as presently in effect, or not a "U.S. person" within the meaning of Rule 902 adopted under the Securities Act and is acquiring the Securities in an "offshore transaction" as defined in Rule 902, that this Warrant is being acquired for the Holder's own account and for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Warrant or the Common Stock issuable upon exercise of the Warrant, and that it is an investor in securities of companies in the development stage and acknowledges that it can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the shares subject to this Warrant. The Holder acknowledges and agrees that this Warrant and the Common Stock issuable upon exercise of this Warrant (if any) have not been (and at the time of acquisition by the Holder, will not have been or will not be) registered under the Securities Act or under the securities laws of any state, in reliance upon certain exemptive provisions of such statutes. The Holder further recognizes and acknowledges that because this Warrant and the Common Stock issuable upon exercise of this Warrant are unregistered, they may not be eligible for resale, and may only be resold in the future pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to a valid exemption from such registration requirements and that the Holder must, therefore, bear the economic risk of such investment indefinitely.


     12. LEGEND. Unless theretofore registered for resale under the Securities Act, each certificate for shares issued upon exercise of this Warrant shall bear the following or a similar legend:


     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT

     BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE RESOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH DISPOSITION IS IN COMPLIANCE WITH THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS.


     13. MISCELLANEOUS. This Warrant and any terms hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be construed and enforced in accordance with and governed by the internal laws of the State of California, without regard to conflict of laws principles. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed on its behalf by one of its officers thereunto duly authorized as of July 12, 2001.


                                            VSOURCE, INC.


                                            By:          [SIGNATURE]
                                                -------------------------------

                              FORM OF SUBSCRIPTION

                                 VSOURCE, INC.

                   (To be signed only on exercise of Warrant)



TO: VSOURCE, INC.


     1. The undersigned Holder of the attached original, executed Warrant hereby elects to exercise its purchase right under such Warrant with respect to shares of Common Stock, as defined in the Warrant, of Vsource, Inc., a Delaware corporation (the "Company").


     2. The undersigned Holder is hereby paying the aggregate purchase price for such shares of Common Stock (the "Exercise Shares") (i) by the enclosed certified or official bank check payable in United States dollars to the order
of the Company in the amount of $        , or (ii) by wire transfer of United
States funds to the account of the Company in the amount of $        , which
transfer has been made before or simultaneously with the delivery of this Form of Subscription pursuant to the instructions of the Company, or (iii) electing
to exercise the attached Warrant for         shares purchasable under the
Warrant pursuant to the net exercise provisions of Section 1(b) of such Warrant.


     3. Please issue a stock certificate or certificates representing the appropriate number of shares of Common Stock in the name of the undersigned Holder.


Dated:


                                             -----------------------------------
                                                     Signature of Holder